     As filed with the Securities and Exchange Commission on May 5, 1999
                                                         Registration No.333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                _______________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________
                         MARRIOTT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                                _______________

Delaware                                                           52-2055918
(State or other jurisdiction of                             (I.R.S.  Employer
incorporation or organization)                            Identification No.)

                              10400 Fernwood Road
                           Bethesda, Maryland  20817
                                (301) 380-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


               ------------------------------------------------------------
                      Agent:                   Copies to:
                      -----                    ---------
               Joseph Ryan, Esq.             John F. Olson, Esq.
               Marriott International, Inc.  Gibson, Dunn & Crutcher
               Dept. 52/923.30               1050 Connecticut Avenue, N.W.
               10400 Fernwood Road           Washington, D.C. 20036
               Bethesda, Maryland 20817      (202) 955-8500
               (301) 380-3000
               ------------------------------------------------------------

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale of securities to the public:
From time to time after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [ ]   _____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   __________

     If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

 Title of Each Class of       Amount to be         Proposed Maximum         Proposed Maximum         Amount of
   Securities to be            Registered         Offering Price Per        Registration Fee       Registration
      Registered                                       Unit (1)                Price (1)                Fee
-----------------------------------------------------------------------------------------------------------------
Class A Common Stock,      2,081,951 shares          $42.4375                  $88,352,796              $24,562
 par value $.01 (2)
-----------------------------------------------------------------------------------------------------------------



(1) Estimated solely for purposes of determining the registration fee, in accordance with Rule 457(c), based on the average of the high and low sales prices on the New York Stock Exchange on April 29, 1999.

(2) Associated with the Class A Common Stock are preferred share purchase rights that will not be exercisable or evidenced separately from the Class A Common Stock prior to the occurrence of certain events.

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MAY 5, 1999

                                2,081,951 Shares



                                [Marriott Logo]

                         MARRIOTT INTERNATIONAL, INC.

                                 _____________


                                 COMMON STOCK

                                 _____________



          The Selling Shareholders may sell, from time to time, up to 2,081,951 shares of common stock. Marriott will not receive any of the proceeds from the sale of these shares.

          The Selling Shareholders received these shares of common stock during the merger of ExecuStay Corporation into a subsidiary of Marriott. Marriott consummated this merger on March 26, 1999.

          The common stock is listed on the New York Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange and Philadelphia Stock Exchange under the symbol "MAR".

           You should read this prospectus carefully before you invest.

     __________________________________________________________________________
     Investing in these securities involves risks. See "Risk Factors" on page 6.
     __________________________________________________________________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                _____ __, 1999

       Neither we nor the Selling Shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus is accurate as of the date on the cover. When we or a Selling Shareholder deliver this prospectus or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                           -------------------------



                               Table of Contents
                               -----------------


TABLE OF CONTENTS
                                                                           Page
About this Prospectus......................................................   3
Where You Can Find More Information........................................   3
Forward-Looking Statements.................................................   4
Risk Factors...............................................................   6
The Company................................................................   9
Use of Proceeds............................................................   9
Our Common Stock...........................................................   9
Selling Shareholders.......................................................  10
Plan of Distribution.......................................................  11
Validity of Shares.........................................................  12
Independent Public Accountants.............................................  12


                           -------------------------


Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817 and our telephone number is (301) 380-3000.

                             ABOUT THIS PROSPECTUS
                             ---------------------

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, the Selling Shareholders may sell up to 2,081,951 shares of common stock described in this prospectus in one or more offerings.

     The Selling Shareholders received these shares of common stock during the merger of ExecuStay Corporation into a subsidiary of Marriott. Marriott consummated this merger on March 26, 1999.

     You should carefully read this prospectus together with additional information described under the next heading "Where You Can Find More Information".

     To see more detail, you should read the exhibits filed with our registration statement.

     As used in this prospectus, unless the context requires otherwise, "we," "us," "Marriott," or the "Company" means Marriott International, Inc. and its predecessors and consolidated subsidiaries.


                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and the common stock. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will be deemed to automatically update and supersede this information. Specifically, we incorporate by reference:


     .    Annual Report on Form 10-K for the year ended January 1, 1999;

     .    Proxy Statement filed on March 18, 1999;


     .    Quarterly Report on Form 10-Q for the Twelve Weeks ended March 26,
          1999;

     . Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we stop offering securities (other than those portions of such documents described in paragraphs (i), (k), and
          (l) of Item 402 of Regulation S-K promulgated by the SEC); and

     . The description of our common stock contained in our Registration Statement on Form 10 filed on February 13, 1998 under Section 12(b) of the Securities Exchange Act and the description of the preferred share purchase rights contained in our amended Registration Statement on Form 8-A filed on April 3, 1998 under Section 12(b) of the Securities Exchange Act.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

     Corporate Secretary
     Marriott International, Inc.
     Marriott Drive, Department 52/862
     Washington, D.C.  20058
     (301) 380-3000

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.


                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     We have made forward-looking statements in this prospectus that are based on the beliefs and assumptions of our management, and on information currently available to our management. Forward-looking statements include the information about our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You are cautioned not to unduly rely on any forward-looking statements.

     You should understand that the following important factors, in addition to those discussed elsewhere in this prospectus and the documents incorporated in this prospectus by reference, could cause results to differ materially from those expressed in such forward-looking statements.


     .   competition within each of our business segments;

     . the balance between supply of and demand for hotel rooms, timeshare units, corporate apartments and senior living accommodations;

     . our continued ability to obtain new operating contracts and franchise agreements;

     . our ability to develop and maintain positive relations with current and potential hotel and senior living community owners;


     .   the effect of international, national and regional economic conditions;

     . the availability of capital to allow us and potential hotel and senior living community owners to fund investments;

     . our ability, and the ability of other parties upon which our businesses also rely, to modify or replace on a timely basis, computer software and other systems in order to function properly prior to, in and beyond, the Year 2000; and

     .   other risks described from time to time in our filings with the SEC.

                                 RISK FACTORS

     Before you invest in the common stock, you should be aware of various risks, including those described below. You should carefully consider these risk factors together with all other information included in this prospectus before you decide to invest in the common stock.

Risks concerning the lodging business may impact our revenue and growth

     The lodging business involves unique operating risks. Our largest business is lodging. Our lodging properties are subject to operating risks that may adversely impact our revenue. These risks include, among others:

     . changes in general economic conditions, which can adversely affect the level of business and pleasure travel, and therefore the demand for lodging and related services;

     . cyclical over-building in one or more sectors of the hotel industry and/or in one or more geographic regions, which could lead to excess supply compared to demand, and a decrease in hotel occupancy and/or room rates;

     . restrictive changes in zoning, land use, health, safety and environmental laws, rules and regulations;

     . our inability to obtain property and liability insurance to fully protect against all losses or to obtain such insurance at reasonable rates; and

     .   changes in travel patterns.

     Competition in the lodging business may affect our ability to grow. We compete for hotel management, franchise and acquisition opportunities with other managers, franchisors and owners of hotel properties, some of which may have greater financial resources than we do. These competitors may be able to accept more risk than we can prudently manage. Competition may generally reduce the number of suitable management, franchise and investment opportunities offered to us, and increase the bargaining power of property owners seeking to engage a manager, become a franchisee or sell a hotel property. Our operational and growth prospects are also dependent on the strength and desirability of our lodging brands, the ability of our franchisees to generate revenues and profits at properties they franchise from us and our ability to maintain positive relations with our employees.

We may have conflicts of interest with Host Marriott Corporation and Crestline Capital Corporation

     We manage or franchise a large number of full-service, luxury, limited-service and extended-stay hotels and senior living communities that are owned, controlled or leased by Host Marriott Corporation and its former subsidiary, Crestline Capital Corporation, and we guarantee certain Host Marriott obligations.

     We may have conflicts of interest with Host Marriott or Crestline because our Chairman and Chief Executive Officer, J.W. Marriott Jr., and his brother, Richard E. Marriott, who is

Chairman of Host Marriott, have significant stockholdings in, and are directors of, both Marriott International and Host Marriott. In addition, J.W. Marriott, Jr. and Richard E. Marriott have significant holdings in Crestline and John W. Marriott III, the son of J.W. Marriott, Jr. and a Marriott employee, is a director of Crestline. Circumstances may occur in which Host Marriott's or Crestline's interests could be in conflict with your interests as a holder of our common stock, and Host Marriott or Crestline may pursue transactions that present risks to you as a holder of our common stock. We cannot assure you that any such conflicts will be resolved in your favor. Our transactions with Host Marriott and Crestline are described in more detail in the notes to our Consolidated Financial Statements, which we filed with the SEC as part of our Annual Report on Form 10-K for the year ended January 1, 1999. See "Where You Can Find More Information" on page 3.

The availability and price of capital may affect our ability to grow

     Our ability to sell properties that we develop, and the ability of hotel developers to build or acquire new Marriott branded properties, both of which are important components of our growth plans, are to some extent dependent on the availability and price of capital. We are monitoring the status of the capital markets, which have shown unusual volatility during the past year, and continually evaluate the effect, if any, that capital market conditions may have on our ability to execute our announced growth plans. If this analysis demonstrates that our growth plans should be modified, new plans which provide for reduced or more limited growth may be necessary.


We depend on arrangements with others to grow

     Our present growth strategy for development of additional lodging and senior living facilities entails entering into and maintaining various arrangements with present and future property owners, including Host Marriott, Crestline and New World Development Company Limited. We cannot assure you that any of our current strategic arrangements will continue, or that we will be able to enter into future collaborations in which case our ability to continue to grow could be constrained.

Contract terms for new units

     The terms of the operating contracts, distribution agreements, franchise agreements and leases for each of our lodging facilities and senior living communities are influenced by contract terms offered by our competitors at the time these agreements are entered into. Accordingly, we cannot assure you that contracts entered into or renewed in the future will be on terms that are as favorable to us as those under our existing agreements.

We may fail to compete effectively and lose business

     We generally operate in markets that contain numerous competitors and our continued success depends, in large part, upon our ability to compete in such areas as access, location, quality of accommodations, amenities, specialized services, cost containment and, to a lesser extent, the quality and scope of food and beverage services and facilities. If we fail to compete effectively, our profitability will suffer.

Changes in supply and demand in our industries may adversely affect us

     The lodging and senior living industries may be adversely affected by (1) supply additions, (2) international, national and regional economic conditions, (3) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures and costs, and (4) the availability of capital to allow us and potential hotel, timeshare and senior living community owners to fund investments. Our lodging and timeshare business is also subject to changes in travel patterns. Accordingly, we cannot assure you that the present level of demand for hotels, timeshare intervals and senior living communities will continue, or that there will not be an increase in the supply of competitive units, which could reduce the prices at which we are able to sell or rent units.

Computer systems that we depend on may fail to recognize the Year 2000

     We depend on our computer software programs and operating systems in operating our business. We also depend on the proper functioning of computer systems of third parties, such as vendors and suppliers. The failure of any of these systems to appropriately interpret the upcoming calendar year 2000 could have a material adverse effect on us, our business and financial condition. We are currently identifying our own systems that are not Year 2000 compliant and taking steps to determine whether third parties are doing the same. In addition, we are implementing a plan to prepare our most critical computer systems to be Year 2000 compliant in 1999. We estimate that the total cost of implementing our Year 2000 compliance program to be borne by us will be approximately $40 to $50 million (on a pre-tax basis), of which $17 million had been incurred through March 26, 1999.

     Our inability to remedy our own Year 2000 problems or the failure of third parties to do so may cause business interruptions or shutdowns, financial loss, reputational harm and/or legal liability. We cannot assure you that our Year 2000 compliance program will be effective or that our estimates about the timing and cost of completing our program will be accurate. You can find a more detailed discussion of our Year 2000 compliance program in our Annual Report on Form 10-K for the year ended January 1, 1999 and our Quarterly Report on Form 10-Q for the twelve weeks ended March 26, 1999, which we have filed with the SEC and incorporated by reference into this prospectus.

We are subject to restrictive debt covenants

     Our existing debt agreements contain covenants that limit our ability to, among other things, borrow additional money, pay dividends, sell assets or engage in mergers. If we do not comply with these covenants, or do not repay our debt on time, we would be in default under our debt agreements. Unless any such default is waived by our lenders, the debt could become immediately payable and this could have a material adverse impact on us.

Anti-takeover provisions may prevent a change in control

     Our restated certificate of incorporation, our shareholder's rights plan, and the Delaware General Corporation Law each contain provisions that could have the effect of making it more difficult for a party to acquire, or of discouraging a party from attempting to acquire, control of our company without approval of our board of directors. These provisions could discourage tender offers or other bids for our common stock at a premium over market price.

Forward-looking statements may prove inaccurate

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. You should note that many factors, some of which are discussed elsewhere in this document, could affect future financial results and could cause those results to differ materially from those expressed in our forward-looking statements contained in this prospectus. See "Forward-Looking Statements" on page 4.

                                  THE COMPANY

     We are one of the world's leading hospitality companies. We are a worldwide operator and franchisor of hotels and senior living communities. Our portfolio of twelve lodging brands--from luxury to economy to extended stay to vacation timesharing--is the broadest of any company in the world. Consistent with our focus on management and franchising, we own very few of our lodging properties. Our Senior Living Services unit develops and operates senior living communities offering independent living, assisted living and skilled nursing care for seniors. Operating under the name Marriott Distribution Services, we supply food and related products to our domestic hotels and senior living communities and to external domestic customers through our high-volume distribution centers. Marriott Distribution Services is one of the largest limited line food service distributors in the United States.

     Formation of "New" Marriott International--spin-off in March 1998.   We
became a public company in March 1998, when we were "spun off" as a separate entity by the company formerly named "Marriott International, Inc." We refer to the "former" Marriott International as "Old Marriott". Our company--the "new" Marriott International--was formed to conduct the lodging, senior living and distribution services businesses formerly conducted by Old Marriott. Old Marriott, now called Sodexho Marriott Services, Inc., is a provider of food service and facilities management in North America.

     Other companies with the "Marriott" name.   In addition to us and Sodexho
Marriott Services, Inc. there are two other public companies with "Marriott" in their names: Host Marriott Corporation (a lodging real estate company, most of whose properties we manage) and Host Marriott Services Corporation (a food, beverage and retail concessionaire at travel and entertainment venues). Each of these companies has its own separate management, businesses and employees. Each company's board of directors is comprised of different persons, except that J.W. Marriott, Jr., our Chairman and Chief Executive Officer, his brother, Richard E. Marriott, Chairman of Host Marriott, and William J. Shaw, our President and Chief Operating Officer and one of our directors, are each directors of more than one Marriott company. Members of the Marriott family continue to own stock in each of these companies. Old Marriott was formed in 1993 when it was spun off from Marriott Corporation--now named Host Marriott Corporation. Host Marriott Services Corporation was formed in 1995 when it was spun off from Host Marriott Corporation.

                                USE OF PROCEEDS
                                ===============

     We will not receive any proceeds from the sale of common stock made from time to time under this prospectus.

                                OUR COMMON STOCK
                                ================

     Our common stock (Class A Common Stock, $0.01 par value per share) is traded on the New York Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange and Philadelphia Stock Exchange under the symbol "MAR".

     Each holder of our common stock is entitled to ten votes for each share registered in his or her name on our books on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of holders of any outstanding preferred stock, if any, in an election of directors the holders of a majority of shares of our common stock will be able to elect 100 percent of the directors to be elected.

     Rights Agreement and Series A Junior Preferred Stock. Each share of our common stock carries with it one preferred share purchase right. This type of arrangement is sometimes referred to as a "poison pill." If the rights become exercisable, each right entitles the registered holder to purchase one one-thousandth of a share of our Series A Junior Preferred Stock (subject to adjustment as a result of certain events) at a fixed price. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right.

     The rights trade automatically with shares of our common stock, and may only be exercised in connection with certain attempts to take over our company. The rights are designed to protect the interests of our company and our shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the interests of our shareholders.

     If issued, our Series A Junior Preferred Stock, would generally not be available to the person or persons who acquired our common stock in certain takeover attempts. Our Series A Junior Preferred Stock would have significant preferential dividend, voting and liquidation rights over our common stock.

     For more information on our common stock, the rights and our Series A Junior Preferred Stock, see our Form 10 Registration Statement dated February 13, 1998 and the Rights Agreement, dated as of March 27, 1998, between us and The Bank of New York, as Rights Agent, both of which we have filed with the SEC. See "Where You Can Find More Information" on page 3.


                             SELLING SHAREHOLDERS

     The Selling Shareholders (which term includes their transferees, pledgees, donees or their successors) may from time to time offer and sell pursuant to this prospectus any or all of 2,081,951 shares of common stock. The Selling Shareholders received these shares of common stock during the merger of ExecuStay Corporation into a subsidiary of Marriott. Marriott consummated this merger on March 26, 1999.

     The following table consists of information provided by the Selling Shareholders and shows the number of shares of common stock beneficially owned by each Selling Shareholder. Based on information provided by the Selling Shareholders, no Selling Shareholder beneficially owns shares of common stock other than those received during the ExecuStay merger and listed in the table below. Since the date on which they provided us with the relevant information, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock.

     Except as otherwise disclosed herein, to the knowledge of Company and based on certain representations made by the Selling Shareholders, none of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Messrs. Abrahams, Kaplan, Zaugg and Anderson each was an executive officer, and Ms. Regan was an officer, of ExecuStay Corporation before its merger with a subsidiary of Marriott.


--------------------------------------------------------------
Shareholder                                             Shares
--------------------------------------------------------------
Gary R. Abrahams                                       532,475
Marc B. Kaplan                                         532,475
Robert W. Zaugg                                        532,475
Benny E. Anderson                                       76,056
Kelly J. Regan                                          21,950
J. Ronald Terwilliger                                  108,172
Harlan R. Crow Irrevocable Family Branch Trust          50,446
Trammell S. Crow Irrevocable Family Branch Trust        42,394
Stuart M. Crow Irrevocable Family Branch Trust          15,331
Paul Reeve                                              51,952
Leonard W. Wood                                         34,198
Bruce C. Ward                                           26,163
Warren J. Durkin, Jr.                                   13,766
Randy J. Pace                                           12,894
Alan E. Kolar                                            9,156
Kenneth J. Valach                                        4,547
Robert C. Talbott                                        5,793
E. Garth Erdossy                                         3,737
Clifford A. Breining                                     2,180
Jeffrey A. Duke                                          2,117
Robert M. Hutt                                           2,117
David J. Elwell                                          1,557
                                                         -----
        Total                                        2,081,951
                                                     =========
--------------------------------------------------------------



                              PLAN OF DISTRIBUTION


       The several Selling Shareholders may sell their shares of common stock in one or more transactions, including block transactions. These sales may occur at any price, including a fixed price or prices (which may be changed), at market prices prevailing at the time of sale or at prices determined on a negotiated or competitive bid basis.

       The several Selling Shareholders may sell their shares of common stock directly or through agents or to or through broker-dealers, or by such other means as may be specified in any applicable prospectus supplement. A broker-dealer may act as the Selling Shareholders' agent or broker or it may act as principal. In the latter case, the broker-dealer may then resell such shares of common stock to the public at varying prices to be determined by such broker-dealer at the time of resale.

     The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of any of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     To the extent required, the number of shares of common stock to be sold, certain information relating to the Selling Shareholders, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying prospectus supplement.


                               VALIDITY OF SHARES
                               ==================

     The validity of the 2,081,951 shares of common stock was passed upon for us by our Law Department.

     Attorneys in our Law Department own shares of our common stock, and hold stock options, deferred stock and restricted stock awards under our 1998 Comprehensive Stock and Cash Incentive Plan and may receive additional awards under such plan in the future.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus and registration statement in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this Registration Statement:



                                                                                                        Amount
                                                                                                        To Be
                                                                                                         Paid
-------------------------------------------------------------------------------------------------------------
Securities and Exchange Commission registration fee                                                    $24,562
--------------------------------------------------------------------------------------------------------------
Legal fees and expenses                                                                                  6,500
--------------------------------------------------------------------------------------------------------------
Fees and expenses of qualification under state securities laws (including legal  fees)                     100
--------------------------------------------------------------------------------------------------------------
Printing fees                                                                                           25,000
--------------------------------------------------------------------------------------------------------------
Miscellaneous
                                                                                                        18,838
--------------------------------------------------------------------------------------------------------------
        Total                                                                                          $75,000
                                                                                                       =======
--------------------------------------------------------------------------------------------------------------


Item 15.  Indemnification of Directors and Officers

     Article Eleventh and Article Sixteenth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Section 7.7 of the Company's Restated Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. These provisions of the Company Certificate and Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

     The Director Liability and Indemnification Provisions define and clarify the rights of individuals, including Company directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of litigation against them. These provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing Delaware General Corporation Law provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

     In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its shareholders. Decisions made on that basis are protected by the so-called "business judgment rule." The business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve, as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. The Delaware General Corporation Law has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

     This description of the Director Liability and Indemnification Provisions is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Company Bylaws, each of which has been filed with the SEC.


Item 16.  Exhibits


             Description                                   Incorporation by Reference
                                                           (where a report or registration
                                                           statement is indicated below, that
                                                           document has been previously filed
                                                           with the SEC and the applicable
                                                           exhibit is incorporated by
                                                           reference thereto)
-------------------------------------------------------------------------------------------
2.1         Distribution Agreement dated as of             Appendix A in our Form 10 filed on
            September 30, 1997 between Sodexho Marriott    February 13, 1998.
            Services, Inc. and the Company.

2.2         Agreement and Plan of Merger dated as of       Appendix B in our Form 10 filed on
            September 30, 1997 among Sodexho Marriott      February 13, 1998.
            Services, Inc., Marriott-ICC Merger Corp.,
            the Company, Sodexho Alliance, S.A. and
            International Catering Corporation.

2.3         Omnibus Restructuring Agreement dated as of    Appendix C in our Form 10 filed on
            September 30, 1997 among Sodexho Marriott      February 13, 1998.
            Services, Inc., Marriott-ICC Merger Corp.,
            the Company, Sodexho Alliance, S.A. and
            International Catering Corporation.

2.4         Amendment Agreement dated as of January 28,    Appendix D in our Form 10 filed on
            1998 among Sodexho Marriott Services, Inc.,    February 13, 1998.
            Marriott-ICC Merger Corp., the Company,
            Sodexho Alliance, S.A. and International
            Catering Corporation.

3.1         Amended and Restated Certificate of            Exhibit No. 2 to our Form 8-A/A filed
            Incorporation of the Company.                  on April 3, 1998.


3.2         Certificate of Designation, Preferences and    Exhibit No. 3 to our Form 8-A/A filed
            Rights of Series A Junior Participating        on April 3, 1998.
            Preferred Stock of the Company.


3.3         Amended and Restated Bylaws of the             Exhibit No. 3.3 to our Form 10-K for
            Company.                                       the fiscal year ended January 1, 1999.


4.1         Rights Agreement dated as of March 27, 1998    Exhibit No.1 to our Form 8-A/A filed on
            between the Company and The Bank of New        April 3, 1998.
            York, as Rights Agent


4.2         Indenture dated as of November 16, 1998        Exhibit No. 4.1 to our Form 10-K for
            between the Company and The Chase              the fiscal year ended January 1, 1999.



Description                                                Incorporation by Reference
                                                          (where a report or registration
                                                           statement is indicated below, that
                                                           document has been previously filed
                                                           with the SEC and the applicable
                                                           exhibit is incorporated by
                                                           reference thereto)
-----------------------------------------------------------------------------------------------------
            Manhattan Bank, as Trustee

4.3(a)      Indenture between the Company and The Bank     Exhibit No. 4.1 to Form 8-K of Old
            of New York, as Trustee, relating to Liquid    Marriott dated March 25, 1996; Exhibit
            Yield Option Notes, as supplemented.           No. 4.2 to Form 8-K of Old Marriott
                                                           dated March 25, 1996 (First
                                                           Supplemental Indenture); and Exhibit
                                                           No. 4.2 to Form 10-Q of the Company for
                                                           the fiscal quarter ended March 27, 1998
                                                           (Second Supplemental Indenture).

4.3(b)      LYONs Allocation Agreement between the         Exhibit 10.9 to the Company's Form
            Company and Sodexho Marriott Services, Inc.    10 filed on February 13, 1998.

4.4         $1.5 billion Credit Agreement among the        Exhibit 10.10 to the Company's Form
            Company, Citibank, N.A., as Administrative     10-K for the fiscal year ended January
            Agent, and certain banks, as Banks, dated      2, 1998.
            February 19, 1998.

4.5         $500 million Credit Agreement among the        Exhibit 10.8 to our Form 10-K for the
            Company, Citibank, N.A., as Administrative     fiscal year ended January 1, 1999.
            Agent, and certain banks, as Banks, dated
            February 2, 1999.

4.6         Stockholder Agreement, dated January 6,        Exhibit (c)(2) to the Company's
            1999, among Purchaser, Marriott and certain    Schedule 14D-1 filed on January 12, 1999
            executive officers of the Company

4.7         Stockholder Agreement, dated January 6,        Exhibit (c)(3) to the Company's
            1999, among Purchaser, Marriott and B.         Schedule 14D-1 filed on January 12, 1999
            Andersen

4.8         Stockholder Agreement, dated January 6,        Exhibit (c)(4) to the Company's
            1999, among Purchaser, Marriott and K. Regan   Schedule 14D-1 filed on January 12, 1999

4.9         Stockholder Agreement, dated January 6,        Exhibit (c)(5) to the Company's
            1999, among Purchaser, Marriott and certain    Schedule 14D-1 filed on January 12, 1999
            stockholders of the Company

5.1         Opinion of Joseph Ryan, Esq., on behalf of     Filed herewith.
            the Law Department of the Company.

23.1        Consent of Arthur Andersen LLP                 Filed herewith.

23.2        Consent of Joseph Ryan, Esq., on behalf of     Included in the opinion filed as
            the Law Department of the Company              Exhibit 5.1.

24          Powers of Attorney                             Included on signature page.

99          Forward-Looking Statements.                    Filed herewith.


Item 17.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of its securities are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on May 5, 1999.


                                    MARRIOTT INTERNATIONAL, INC.



                                    By:  /s/ J.W. Marriott, Jr.
                                         ----------------------------
                                         J.W. Marriott, Jr.
                                         Chief Executive Officer


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Joseph Ryan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                    Title                         Date
               ---------                    -----                         ----

/s/ J.W. Marriott, Jr.
-----------------------------   Chairman of the Board, Chief       May 5, 1999
J.W. Marriott, Jr.              Executive Officer and Director
                                (Principal Executive Officer)

/s/ Arne M. Sorenson
-----------------------------   Executive Vice President and       May 5, 1999
Arne M. Sorenson                Chief Financial Officer
                                (Principal Financial Officer)
/s/ Stephen E. Riffee
-----------------------------   Vice President, Finance and        May 5, 1999
Stephen E. Riffee               Chief Accounting Officer
                                (Principal Accounting Officer)


-----------------------------   Director                           May 5, 1999
Henry Cheng Kar-Shun





/s/ Gilbert M. Grosvenor
---------------------------     Director                          May 5, 1999
Gilbert M. Grosvenor

/s/ Richard E. Marriott         Director                          May 5, 1999
---------------------------
Richard E. Marriott

/s/ Floretta Dukes McKenzie     Director                          May 5, 1999
---------------------------
Floretta Dukes McKenzie

/s/ Harry J. Pearce             Director                          May 5, 1999
---------------------------
Harry J. Pearce

/s/ W. Mitt Romney              Director                          May 5, 1999
---------------------------
W. Mitt Romney

/s/ Roger W. Sant               Director                          May 5, 1999
---------------------------
Roger W. Sant

/s/ William J. Shaw           President, Chief Operating          May 5, 1999
---------------------------   Officer and Director
William J. Shaw

/s/ Lawrence M. Small
---------------------------   Director                            May 5, 1999
Lawrence M. Small